EXHIBIT 99

OTHER EXHIBITS

Exhibit 99 includes the reports of Deloitte & Touche LLP relating to their audit of Ameron’s financial statements for the periods ended November 30, 2002 and 2001.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Ameron International Corporation:

We have audited the accompanying consolidated balance sheet of Ameron International Corporation and subsidiaries (the “Company”) as of November 30, 2002, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended November 30, 2002.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2002, and the results of its operations and its cash flows for each of the two years in the period ended November 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Los Angeles, California

February 3, 2003 (February 24, 2004 as to the effects of the stock split described in Note 16)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Ameron International Corporation:

We have audited the consolidated financial statements of Ameron International Corporation and subsidiaries (the “Company”) as of November 30, 2002, and for each of the two years in the period ended November 30, 2002, and have issued our report thereon dated February 3, 2003 (February 24, 2004 as to the effects of the stock split described in Note 16).  Such report is included in this Annual Report on Form 10-K.  Our audits also included the financial statement schedule listed in Item 15(a)2.  This financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Los Angeles, California

February 3, 2003